Innospec REPORTS SECOND QUARTER FINANCIAL RESULTS

Second Quarter Earnings of $0.27 Per Diluted Share vs. $0.04 A Year Ago

Second Quarter EBITDA $23.1 million, Up 17% From A Year Ago

Newark, Del. - August 1, 2007 - Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter and six months ended June 30, 2007.

Total revenues for the second quarter were $141.4 million, an 18% increase from $119.4 million in last year's second quarter. Net income was $6.8 million, or $0.27 per diluted share, compared with $1.0 million, or $0.04 per diluted share, a year ago. (All per-share amounts are adjusted for the Company's recent 2-for-1 stock split.) Included in the results are goodwill impairment and a restructuring charge, which reduced net income by $4.2 million, or $0.17 per diluted share, in the second quarter of 2007. In addition, a non-cash charge related to the Company's pension plans (under FAS 158) reduced net income by $0.8 million, or $0.03 per diluted share; this is an ongoing expense but was not incurred in the comparable period a year ago. In the second quarter of 2006, goodwill impairment, a restructuring charge and a loss on disposal of assets reduced net income by $9.7 million, or $0.38 per diluted share.

EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the second quarter of 2007 was $23.1 million, a 17% increase from $19.7 million a year ago. EBITDA is a non-GAAP financial measure that is defined and reconciled with GAAP results in the notes and schedules below.

For the first six months of 2007, total revenues of $286.7 million were up 18% from $243.7 million a year ago. Net income was $12.8 million, or $0.52 per diluted share, compared with $1.6 million, or $0.06 per diluted share, in last year's first half. EBITDA for the first six months of 2007 was $47.4 million, an 8% increase from $43.9 million a year ago.

"We are pleased with the continued strength in our ongoing Fuel Specialties and Performance Chemicals businesses, which on a combined basis generated a 24% year over year revenue increase in the second quarter," said Paul Jennings, President and Chief Executive Officer. "In addition, revenues were down less than expected in Octane Additives, and profitability in that segment benefited from the successful resolution during the quarter of our disputes with Ethyl Corporation regarding the companies' marketing and supply agreements for tetra ethyl lead."

In the Fuel Specialties segment, operating income was $14.4 million for the quarter, a 32% increase from $10.9 million a year ago. The segment's gross margin was 33.7%, compared with 36.7% a year ago, primarily due to changes in the sales mix. Fuel Specialties' net sales were $86.0 million, a 28% increase. By region, sales rose 26% in the Americas, 31% in Europe, the Middle East and Africa, and 18% in the Asia-Pacific region.

Operating income in Performance Chemicals was $1.0 million, significantly improved from an operating loss of $0.2 million in last year's second quarter. The segment's gross margin was 17.1%, compared with 14.2% a year ago. Net sales in Performance Chemicals were $34.0 million, a 15% increase.

Mr. Jennings commented, "We remain comfortable with our previous 2007 guidance ranges for revenue and gross margin in both Fuel Specialties and Performance Chemicals. Both segments are facing more challenging year-over-year comparisons particularly in Fuel Specialties where we benefited in the second half of 2006 from a one-off $10.0 million sales contract. Fundamentally however, these businesses remain well-positioned for sustained growth longer term."

In Octane Additives, operating income for the second quarter was $6.9 million, compared with $8.1 million a year ago. The gross profit margin was 60.7%, up from 58.3% a year ago, reflecting the benefits of the Company's settlement of its disputes with Ethyl Corp. Revenues of $21.4 million were down 6% from a year ago.

"Partly as a result of our settlement with Ethyl, we are raising our guidance ranges for Octane Additives for 2007," said Mr. Jennings. "We now expect the segment's revenues to be down between 10% and 15% for the year, with a gross margin between 50% and 55%. While the settlement will help to offset the downward pressure on margins due to lower volumes in 2007, the longer-term trends toward reduced sales and profitability in the TEL business remain."

Corporate costs for the quarter were $5.7 million, compared with $4.7 million a year ago, in part because much of the Company's cost base is denominated in pounds sterling. The non-cash goodwill impairment charge in Octane Additives was $3.3 million, less than half the $7.7 million charge in last year's second quarter. Restructuring charges in the quarter totaled $1.3 million, compared with $2.1 million a year ago. The Company also incurred a $1.2 million pre-tax non-cash charge related to its pension plans, as required under FAS 158.

Innospec's balance sheet remained strong as of June 30, 2007, with net debt of $85.2 million and $229.2 million in stockholders' equity. During the quarter, the Company drew down $45.0 million under its existing revolving credit facility to fund the $28.0 million compensation payable to Ethyl following the successful termination of its TEL marketing agreements, with the balance used to unwind the working capital arrangements. The Company expects to repay by the end of 2007 most of the $45.0 million debt drawn down. Cash and cash equivalents totaled $34.8 million at the end of the quarter.

During the second quarter, the Company repurchased approximately 240,000 shares of Innospec common stock (after the 2-for-1 split), bringing total repurchases for the year to date to approximately 350,000 shares and $10.0 million.

Mr. Jennings concluded, "We have made great progress over the past two years in strengthening our growth businesses in Fuel Specialties and Performance Chemicals and in streamlining our corporate expense structure, which have been reflected in the exceptional market performance of Innospec stock. We look forward to driving future growth through continued innovation and aggressive marketing, as well as potential acquisitions that complement our existing leadership positions in selected specialty chemical markets."

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company. Excluded items include charges for interest, income taxes, amortization, depreciation and impairment of business goodwill. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables contained herein in the appendix to the earnings release dated August 1, 2007. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company's underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company's operations. While the Company believes that such measures are useful in evaluating the Company's performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income in Schedule 2B below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents and crop protection chemicals as well as in the plastics, paper, metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, our ability to continue to achieve organic growth in our Fuel Specialties and Performance Chemicals businesses, our ability to successfully integrate any acquisitions in those business segments, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury or other regulatory actions and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Andrew Hartley

Innospec Inc.

+44-151-348-5846

Andrew.Hartley@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30		Six Months Ended June 30

	2007	2006	2007	2006
(millions of dollars except per share data)

Net sales	$141.4	$119.4	$286.7	$243.7
Cost of goods sold	(93.6)	(77.3)	(189.2)	(155.1)
Gross profit	47.8	42.1	97.5	88.6

Selling, general and administrative	(24.4)	(22.1)	(49.5)	(44.2)
Research and development	(3.4)	(2.7)	(6.6)	(5.2)
Restructuring charge	(1.3)	(2.1)	(2.0)	(3.0)
Amortization of intangible assets	(4.6)	(3.2)	(7.7)	(6.3)
Impairment of Octane Additives business goodwill	(3.3)	(7.7)	(7.7)	(19.0)
Prepaid disposal costs	-	(0.4)	-	(0.4)
	(37.0)	(38.2)	(73.5)	(78.1)
Operating income	10.8	3.9	24.0	10.5
Other net income	1.5	1.6	1.6	1.7
Interest expense (net)	(1.1)	(2.0)	(2.7)	(3.4)
Income before income taxes	11.2	3.5	22.9	8.8
Income taxes	(4.4)	(2.5)	(10.1)	(7.2)
Net income	$6.8	$1.0	$12.8	$1.6

Earnings per share Basic	$0.28	$0.04	$0.54	$0.07
Diluted	$0.27	$0.04	$0.52	$0.06

Weighted average shares Basic	24,002	24,382	23,899	24,520
outstanding in thousands Diluted	24,875	25,587	24,846	25,660

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS
ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
(millions of dollars)

Net sales
Fuel Specialties	$86.0	$67.0	$171.8	$137.2
Performance Chemicals	34.0	29.6	68.0	58.2
Octane Additives	21.4	22.8	46.9	48.3
	141.4	119.4	286.7	243.7

Gross profit
Fuel Specialties	29.0	24.6	58.9	50.0
Performance Chemicals	5.8	4.2	13.2	9.9
Octane Additives	13.0	13.3	25.4	28.7
	47.8	42.1	97.5	88.6

Operating income
Fuel Specialties	14.4	10.9	28.7	23.6
Performance Chemicals	1.0	(0.2)	3.6	1.6
Octane Additives	6.9	8.1	14.4	18.3
FAS 158/87 pension (charge)	(1.2)	-	(2.3)	-
Corporate costs	(5.7)	(4.7)	(10.7)	(10.6)
	15.4	14.1	33.7	32.9

Restructuring charge	(1.3)	(2.1)	(2.0)	(3.0)
Impairment of Octane Additives business goodwill	(3.3)	(7.7)	(7.7)	(19.0)
Prepaid disposal costs	-	(0.4)	-	(0.4)
	$10.8	$3.9	$24.0	$10.5

Schedule 2B
NON GAAP MEASURES
	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Net income	$6.8	$1.0	$12.8	$1.6
Interest expense (net)	1.1	2.0	2.7	3.4
Income taxes	4.4	2.5	10.1	7.2
Depreciation and amortization	7.5	6.5	14.1	12.7
Impairment of Octane Additives business goodwill	3.3	7.7	7.7	19.0
EBITDA	23.1	19.7	47.4	43.9

Fuel Specialties	15.5	11.6	30.5	25.0
Performance Chemicals	2.2	1.5	6.5	4.6
Octane Additives	11.3	11.3	22.1	24.8
FAS 158/87 pension (charge)	(1.2)	-	(2.3)	-
Corporate	(4.9)	(3.8)	(9.0)	(8.8)
	22.9	20.6	47.8	45.6
Restructuring charge	(1.3)	(2.1)	(2.0)	(3.0)
Prepaid disposal costs	-	(0.4)	-	(0.4)
Other net income	1.5	1.6	1.6	1.7
EBITDA	$23.1	$19.7	$47.4	$43.9

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	June 30 2007	December 31 2006
(millions of dollars) Assets
Current assets
Cash and cash equivalents	$34.8	$101.9
Accounts receivable (less allowance	85.4	78.3
of $2.0 and $2.5 respectively)
Inventories	133.2	120.0
Prepaid expenses	7.5	5.1
Total current assets	260.9	305.3

Property, plant and equipment	65.9	66.5
Goodwill - Octane Additives	17.1	24.8
Goodwill - Other	139.1	139.0
Intangible assets	51.0	30.2
Deferred finance costs	1.0	1.6
Deferred income taxes	6.1	1.6
	$541.1	$569.0
Liabilities and Stockholders' Equity
Accounts payable	$54.6	$50.0
Accrued liabilities	45.3	55.5
Accrued income taxes	5.0	14.7
Short-term borrowings	20.0	15.1
Current portion of plant closure provisions	5.4	5.6
Current portion of unrecognized tax benefits	8.9	-
Current portion of deferred income	0.1	2.0
Total current liabilities	139.3	142.9
Long-term debt, net of current portion	100.0	133.0
Plant closure provisions, net of current portion	22.2	22.2
Unrecognized tax benefits, net of current portion	26.7	-
Pension liability	21.6	22.5
Other liabilities	1.5	22.4
Deferred income, net of current portion	0.5	0.9
Minority interest	0.1	0.1
Total Stockholders' Equity	229.2	225.0
	$541.1	$569.0

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended June 30
	2007	2006
	(millions of dollars)
Cash Flows from Operating Activities

Net income	$12.8	$1.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14.7	13.1
Impairment of Octane Additives business goodwill	7.7	19.0
Deferred income taxes	(0.7)	0.4
Prepaid disposal costs	-	0.4
Changes in working capital	(28.0)	(41.7)
Income taxes and other current liabilities	(2.0)	12.3
Movement on plant closure provisions	(0.3)	(2.5)
Movement on pension (liability)/prepayment	(0.9)	(1.5)
Stock option compensation charge	1.3	0.8
Movements on other non-current liabilities	-	(1.2)
Movement on deferred income	(2.4)	-
Net cash provided by operating activities	2.2	0.7

Cash Flows from Investing Activities

Capital expenditures	(4.9)	(2.2)
Prepaid disposal costs	-	(0.2)
Disposal of unconsolidated investments	-	2.6
Acquisition of intangible asset	(28.4)	-
Other	-	0.1
Net cash (used in)/provided by investing activities	(33.3)	0.3

Cash Flows from Financing Activities

Receipt of short-term borrowings	-	1.0
Receipt of long-term borrowings	45.0	4.0
Repayment of short-term borrowings	(15.1)	-
Repayment of long-term borrowings	(58.0)	-
Increase in deferred finance costs	-	(0.3)
Dividend paid	(1.1)	(1.0)
Issue of treasury stock	3.1	1.4
Repurchase of common stock	(10.0)	(9.7)
Minority interest	-	0.1
Net cash (used in) financing activities	(36.1)	(4.5)
Effect of exchange rate changes on cash	0.1	0.4
Net change in cash and cash equivalents	(67.1)	(3.1)
Cash and cash equivalents at beginning of period	101.9	68.9
Cash and cash equivalents at end of period	$34.8	$65.8

Amortization of deferred finance costs of $0.6m (2006 - $0.4m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.